ASSIGNMENT AGREEMENT

This Assignment Agreement (the "Agreement") is entered into this 15th day of May 2007 (“Effective Date”), by and between Pluristem Life Systems, Inc., a Nevada corporation ("Pluristem") and the_________________. (the "Technion" or the “Assignor”).

WITNESSETH:

WHEREAS,

Pluristem, the Assignor and other licensors have entered into that certain Exclusive World-Wide Patent and Technology License and Assignment Agreement dated May 1, 2003 (the “License Agreement”) (Assignor was defined as “Licensor” under such License Agreement); and

WHEREAS,

under the License Agreement, Pluristem was granted an exclusive worldwide license to exploit the "Patent" (as defined in the License Agreement) , as well as the "Intellectual Property" (as defined in the License Agreement) to make, have made, use, market and sell "Products" (as defined in the License Agreement) worldwide; and

WHEREAS,

under the License Agreement, Pluristem granted to the Assignor the "Option" (as defined in the License Agreement") to assign its rights in the Patent in exchange for the issuance of a certain percentage of the Common Stock of Pluristem (the "Stock"); and

WHEREAS,	the Assignor has agreed to assign its rights in the Patent in exchange for the monetary consideration offered by Pluristem, in lieu of such share capital, as provided hereunder.

NOW THEREFORE, the parties hereby agree as follows:

1.	Definitions

All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the License Agreement.

2.	Assignment
2.1

Subject to the receipt of the consideration in full, as set forth in Section 3 below (the "Consideration"), the Assignor hereby irrevocably sells, assigns, relinquishes, conveys and transfers to Pluristem any and all of the right, title, and interest that it may have in the Patent, Product, and the Intellectual Property, free and clear of any and all liens, charges or encumbrances and Pluristem hereby acquires and takes assignment and delivery of all and any right in the Patent and Intellectual Property (the “Assignment”). Appendix 1 attached hereto lists all of the patents and patent applications that constitute the "Patent". The Assignor shall execute the assignment deed attached hereto as Appendix 2 and deliver it to Pluristem against payment of the Consideration. Upon the occurrence of such cross-obligations, the assignment transaction envisaged hereunder shall be deemed as having been consummated (the "Closing").

2.2

It is acknowledged and agreed that following the Assignment hereunder, as between the Assignor and Pluristem, any and all right, title and interest in and/or to the Patent, the Intellectual Property, the Products and/or any derivatives thereof, and the ownership of all of the above, shall be exclusively and undisputedly held by Pluristem.

2.3

For the avoidance of doubt, the License Agreement shall be deemed terminated as of the Closing, with the exception of those provisions which remain in force and effect pursuant to the provisions of this Agreement.

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3.	Consideration

Notwithstanding the terms and conditions of the Option, the Assignor acknowledges that in lieu of the Stock to which it would have been entitled in consideration for the Assignment, as set forth in the License Agreement, Pluristem shall pay to the Assignor, as full and final consideration for the Assignment, the amount of US$ ________________ (US Dollar ________________________) (the “Consideration”) within 7 (seven) business days of the date hereof. The Consideration shall be wired to Assignor's bank accounts as set out in Appendix 3, net of any set-offs, withholding taxes, banking charges or other deductions of any nature. Upon receipt of the Consideration in full, the Assignor shall be deemed as having waived its rights to exercise the Option. For the avoidance of doubt, the Technion shall be solely responsible for any and all entitlements of the researchers from its institutions in relation to the transaction contemplated herein.

4.	No Royalties

Subject to the Closing, the Assignor releases Pluristem from any obligation to pay to the Assignor any royalties, lump sum payments or other consideration received due to any sublicense granted by Pluristem (“Royalties”) under Section 4 of the License Agreement. The Assignor warrants and represents that as of the date hereof, it shall not raise any claim, allegation and/or assertion with respect to Royalties pursuant to Section 4 of the Agreement, or have any right to Royalties from Pluristem henceforth and/or as otherwise deemed by Assignor as due prior to or following the date hereof, including, without limitation, in connection with the Patent, the Intellectual Property, the Products and/or any derivatives thereof. Pluristem represents that until the date hereof, other than the sublicense with Stem Cells Innovations Inc. no other sublicense transactions were concluded.

5.	Representations and Warranties of the Assignor
5.1	The Technion represents and warrants that :
5.1.1	It has the right to assign its rights in the Patent and to consummate the transactions contemplated by this Agreement, and has not executed any agreement in conflict herewith; and
5.1.2	The Patent has not been sold, encumbered, assigned or licensed to any third party.
5.1.3	The Assignment shall not conflict with or constitute a breach of any contract or agreement to which the Assignor is a party.
5.1.4

It has not agreed or undertaken to pay any royalties or other payments to third parties with respect to the marketing, sale, distribution, manufacture, license or use of any right relating to the Patent, and there is no obligation on the part of Assignor to pay any such royalties or other payments in relation to the Patent.

5.2

To the best of the knowledge of the Technion, the Technion, together with Dr. Shoshana Merchav and Dr. Shay Meretzky, are the sole owners of all rights, title and interest in the Intellectual Property, and has not agreed or undertaken to pay any royalties or other payments to third parties with respect to the marketing, sale, distribution, manufacture, license or use of any right relating to the Intellectual Property.

5.3

THE ASSIGNOR MAKES NO WARRANTY OF PATENTABILITY, MERCHANTABILITY, COMMERCIAL VALUE OR FITNESS OF THE PATENT FOR A PARTICULAR PURPOSE. THE ASSIGNOR MAKES NO REPRESENTATION OR WARRANTY AND HEREBY DISCLAIMS ALL LIABILITY RELATED TO THE VALIDITY, PATENTABILITY OR THE NONINFRINGING NATURE OF THE PATENT.

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5.4

The Technion has not received any demand or claim from a third party alleging any violation, infringement or misappropriation of any third party's rights by the Patent or the Intellectual Property and is not aware of any such demand or claim.

6.	Affirmative Covenants of the Assignor
6.1

The Assignor agrees that it shall, from time to time, upon reasonable request by Pluristem, execute and deliver such additional instruments, documents, conveyances, assignment or assurances as shall be necessary to confirm and render effective the Assignment.

6.2	Pluristem shall bear the expenses incurred by the Assignor with respect to the Assignment of the Patent under this Agreement and compliance with the provisions of Section 6.1 above.
7.	Survival
7.1	Notwithstanding the termination of the License Agreement:
7.1.1	Section 6 shall continue to be in force and effect, it being understood and agreed that the restriction on Merchav pursuant to Section 6.2, shall expire on April 30, 2008;
7.1.2	Sections 7.2, 8.2, third sentence of Section 9 and 10.1 through 10.4 shall continue to be in force and effect, mutatis mutandis; and
7.1.3	Section 16.3 shall continue to be in force and effect.
7.2

Notwithstanding the termination of the License Agreement, the provisions of Section 13 shall continue to apply to "Confidential Information" (as defined therein) that has been disclosed by any party to another party. The obligation of confidentiality shall continue for a period of five years, as of the Closing.

8.	Mutual Representations and Warranties

Each of the parties hereby represents and warrants that it has full power and authority to consummate the transactions contemplated hereunder, and the consummation of the transaction contemplated hereunder and the performance of this Agreement do not violate the provisions of any applicable law. Both parties represent and warrant that the execution and delivery of this Agreement and the fulfillment of their obligations hereof (i) will not constitute a default under or conflict with any agreement or other instrument to which they are a party or by which they are bound and (ii) do not require the consent of any person or entity.

9.	Miscellaneous.
9.1	Headings used in this Agreement are for reference only and shall not be deemed a part of this Agreement.
9.2

This Agreement, including all the appendices thereto, constitutes the entire agreement between the parties with respect to its subject matter, and supersedes and cancels all prior agreements, understandings and arrangements, written or oral, between the parties hereto with respect to the subject matter hereof, provided however, that this Section shall not operate to exclude liability of any fraudulent misrepresentation.

9.3	This Agreement may be executed in counterparts with the same force and effect as if each of the signatories had executed the same instrument.
9.4

No amendment of this Agreement shall be effective unless it is in writing and signed by a duly authorized representative of each party; The failure of either party at any time to require the performance by the other party of any provision of this Agreement shall not affect in any way the right to require such performance at any later time, nor shall the waiver by either party of a

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breach of any provision hereof be taken or held to be an implied waiver of that provision.

9.5

In the event any provision of this Agreement shall be determined to be unenforceable, because it is invalid or in conflict with any law of any relevant jurisdiction, the validity of the remaining provisions shall not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular provision(s) held to be unenforceable.

9.6

Any notice under this Agreement shall be in writing and sent by registered or certified mail, by hand delivery, express courier, by facsimile or by electronic mail, and shall be deemed to have been duly given for all purposes (i) when received, or ten (10) days after it is mailed by prepaid registered or certified mail; (ii) upon the transmittal thereof by facsimile, (iii) upon the manual delivery thereof, or (iv) upon receipt by the sender of a confirmation notice if sent through electronic mail, to the respective addressee or fax numbers set forth herein or to such other address of which notice as aforesaid is actually received.

to Pluristem at:	Matam Advanced Technology Park,
Bldg 20, Haifa 31905
Israel
Attention:	Mr. Yaky Yanay
Facsimile:	04-8501085
E:mail: yaky@pluristem.com
to Technion at:	________
___________
Attention:	-------
Facsimile:	---------
E:mail:

9.7

Any and all disputes concerning this Agreement governed by laws of the State of Israel, regardless of its conflict of laws rules. The courts of Tel Aviv, Israel shall have sole jurisdiction in any dispute arising out of this Agreement.

IN WITNESS THEREOF the parties hereto have executed this Agreement as of the date first above written.

________________________ Pluristem Life Systems, Inc.	________________________________
By: ________________________ Name: Zami Aberman, Yaky Yanay Title: ___CEO_________ CFO__	By: ________________________ Name: _____________________ Title: ______________________

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Appendix 1

Country	Earliest Priority	Filing Date	Application No./Publication No.	Patent No.
USA (Provisional)		04-Feb-1999	60/118,789
PCT	04-Feb-1999 60/118,789	04-Feb-2000	US00/02688 WO 00/46349
USA	04-Feb-1999 60/118,789	04-Feb-2000	09/890,401	6,911,201
Japan	04-Feb-1999 60/118,789	04-Feb-2000	2000-597409 JP2002535981T2
Canada	04-Feb-1999 60/118,789	04-Feb-2000	2,360,664
Mexico	04-Feb-1999 60/118,789	04-Feb-2000	PA/a/2001/007820
Australia	04-Feb-1999 60/118,789	04-Feb-2000	34807/00	759719
South Africa	04-Feb-1999 60/118,789	04-Feb-2000	2001/6483	2001/6483
Europe	04-Feb-1999 60/118,789	04-Feb-2000	00913340.6 EP 1147176
Republic of Korea, NP	04-Feb-1999 60/118,789	04-Feb-2000	2001-7009869
Israel	04-Feb-1999 60/118,789	04-Feb-2000	144629
China	04-Feb-1999 60/118,789	04-Feb-2000	00806007.X CN1346403T
Russian Federation NP	04-Feb-1999 60/118,789	04-Feb-2000	2001124399	2249039
Brazil	04-Feb-1999 60/118,789	04-Feb-2000	PI0009403-0
New Zealand	04-Feb-1999 60/118,789	04-Feb-2000	513303	513303
India	04-Feb-1999 60/118,789	04-Feb-2000	2001/01131
Hong Kong	04-Feb-2000 60/118,789	24-Oct-2002	02107728.2

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USA (CIP)	04-Feb-1999 60/118,789	11-Apr-2005	11/102,654 US20050181504
USA (CIP)	04-Feb-1999 60/118,789	11-Apr-2005	11/102,623 US20050180985
USA (CIP)	04-Feb-1999 60/118,789	11-Apr-2005	11/102,635 US20050176143
USA (CIP)	04-Feb-1999 60/118,789	11-Apr-2005	11/102,625 US20050176137

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Appendix 2

Assignment Deed

[to be signed and attached]

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Appendix 3

Bank Account Details

Name:________________________________

Bank: ________________________________

Branch:             ________________________________

Account Number: ________________________

Swift: ________________________________

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